Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3ASR (No. 333-209385) of our report dated February 24, 2017 relating to the consolidated financial statements of KCG Holdings, Inc. which appears in this Annual Report on Form 10-K/A of Jefferies Group LLC.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 28, 2017